EXHIBIT 21

         SUBSIDIARIES OF DUKE REALTY LIMITED PARTNERSHIP

                                    State of                 Names Under Which
                                  Incorporation               Subsidiary Does
           Subsidiary            or Organization                  Business
     ---------------------       -----------------        ---------------------

     Duke Realty Services            Indiana               Duke Realty Services
       Limited Partnership                                  Limited Partnership

     Duke Realty Construction,       Indiana               Duke Realty
        Inc.                                                Construction, Inc.

     Duke Construction Limited       Indiana               Duke Construction
       Partnership                                          Limited Partnership

     B/D Limited Partnership         Indiana               B/D Limited
                                                            Partnership

     Lamida Partners Limited         Ohio                  Lamida Partners
       Partnership                                          Limited Partnership

     Duna Developers                 Ohio                  Duna Developers

     Kenwood Office Associates       Ohio                  Kenwood Office
                                                            Associates

     Park Creek Venture              Indiana               Park Creek Venture

     Parkrite Limited                Indiana               Parkrite Limited
       Partnership                                          Partnership

     Post Road Limited               Indiana               Post Road Limited
       Partnership                                          Partnership

     Shadeland Station Office        Indiana               Shadeland Station
       Associates II Limited                                Office Associates
       Partnership                                          II Limited
                                                            Partnership

     SCRED Ohio Limited              Ohio                  SCRED Ohio Limited
       Partnership                                          Partnership

     Dugan Realty L.L.C.             Indiana               Dugan Realty L.L.C.

     Duke/Tees Joint Venture         Indiana               Duke/Tees J.V.

     Park Fletcher Limited           Indiana               Park Fletcher
       Partnership 2728                                     Limited
                                                            Partnership 2728

     Cincinnati Development          Ohio                  Cincinnati
       Group L.L.C.                                         Development
                                                            Group L.L.C.